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                                                           EXHIBIT 12

                      RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                                     Thirteen Weeks     Thirty-Nine Weeks
                                            Fiscal Year Ended December                    Ended               Ended
                                  ----------------------------------------------   ------------------- -------------------
                                                                                   Sept. 26, Sept. 27, Sept. 26, Sept. 27,
                                    1993      1994       1995     1996      1997      1998      1997      1998      1997
                                    ----      ----       ----     ----      ----      ----      ----      ----      ----
                                     (amounts in thousands)
Earnings (loss) from continuing
 operations                       $11,975   $(2,256)   $11,707  $18,733   $29,456   $11,035   $ 7,229   $31,926   $19,183
  Add provision for income taxes    7,718    (1,493)     8,126   12,986    20,415     7,706     5,011    22,308    13,319
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------
                                   19,693    (3,749)    19,833   31,719    49,871    18,741    12,240    54,234    32,502


Fixed Charges:
  Financing                         8,596    12,031     14,635   20,405    29,024     8,799     7,489    25,685    21,673
  Interest factor portion
   of rentals                       2,345     2,851      3,266    3,993     5,981     1,727     1,589     5,037     4,220
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------
  Total fixed charges              10,941    14,882     17,901   24,398    35,005    10,526     9,078    30,722    25,893
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------

Earnings before income taxes
 and fixed charges                $30,634   $11,133    $37,734  $56,117   $84,876   $29,267   $21,318   $84,956   $58,395
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------

Ratio of earnings to
 fixed charges                       2.80      0.75       2.11     2.30      2.42      2.78      2.35      2.77      2.26
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------
                                  -------   -------    -------  -------   -------   -------   -------   -------   -------
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